Exhibit 5.2

DINSMORE & SHOHL LLP
Lexington Financial Center 250 West Main Street ^ Suite 1400 Lexington, KY 40507 www.dinsmore.com

November 17, 2017

Valvoline Inc.

100 Valvoline Way

Lexington, Kentucky 40509

Valvoline Inc.

Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Kentucky counsel to Valvoline Inc., a Kentucky corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-4 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the prospectus forming part of the Registration Statement (the “Prospectus”), the Company is offering to exchange (the “Exchange Offers”) up to (i) $375,000,000 aggregate principal amount of the Company’s 5.500% Senior Notes due 2024 (the “2024 Exchange Notes”) and the related guarantees (the “2024 Exchange Note Guarantees”), in exchange for a like principal amount of the Company’s currently outstanding unregistered 5.500% Senior Notes due 2024 (the “2024 Restricted Notes”) and the related guarantees and (ii) up to $400,000,000 aggregate principal amount of the Company’s 4.375% Senior Notes due 2025 and the related guarantees (the “2025 Exchange Note Guarantees” and together with the 2024 Exchange Note Guarantees, the “Exchange Note Guarantees”), in exchange for a like principal amount of the Company’s currently outstanding unregistered 4.375% Senior Notes due 2025 (the “2025 Restricted Notes” and together with the 2024 Restricted Notes, the “Restricted Notes”) and the related guarantees (the “2025 Exchange Notes” and together with the 2024 Exchange Notes, the “Exchange Notes”). Each of the entities listed in the Registration Statement as guarantors (collectively, the “Guarantors”) will provide the Exchange Note Guarantees to fully and unconditionally guarantee the Exchange Notes, on a senior unsecured basis, as to the payment of principal and interest on the Exchange Notes.

The 2024 Exchange Notes and the 2024 Exchange Note Guarantees will be registered under the Securities Act as set forth in the Registration Statement and will be issued pursuant to the Indenture dated as of July 20, 2016, as amended and supplemented by the First Supplemental Indenture dated as of September 26, 2016, by and among the Company, the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”) (as amended and supplemented, the “2024 Indenture”). The 2025 Exchange Notes and the 2025 Exchange Note Guarantees will be registered under the Securities Act as set forth in the Registration Statement and will be issued pursuant to the Indenture dated as of August 8, 2017, by and among the Company, the Guarantors and the Trustee (the “2025 Indenture” and together with the 2024 Indenture, the “Indentures”).

In our capacity as Kentucky counsel to the Company, we have reviewed originals or copies of the following documents:

(a)	The Indentures.

(b)	The Exchange Notes in the form of Exhibit A to the Indentures.

The documents described in the foregoing clauses (a) and (b) are collectively referred to herein as the “Opinion Documents.”

We have also reviewed the following:

(a)	The Registration Statement.

(b)	The Prospectus.

(c)	The Registration Rights Agreement, dated as of September 26, 2016, by and among the Company, the Guarantors and Citigroup Global Markets Inc., as representative of the several initial purchasers named therein, relating to the 2024 Restricted Notes.

(d)	The Registration Rights Agreement, dated as of August 8, 2017, by and among the Company, the Guarantors and Citigroup Global Markets Inc., as representative of the several initial purchasers named therein, relating to the 2025 Restricted Notes.

(e)	A Certificate of Existence from the Secretary of State of the Commonwealth of Kentucky (the “Commonwealth”) dated November 17, 2017.

(f)	The Amended and Restated Articles of Incorporation of the Company, as amended (the “Articles”).

(g)	The Amended and Restated By-Laws of the Company (the By-Laws”).

(h)	Such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon written certifications and statements of officers of the Company.

For the purposes of this opinion letter, we have assumed that: (i) each document submitted to us, and the information contained therein, is accurate, correct, true and complete; (ii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of such documents; and (iii) all signatures on each document examined by us are genuine. We also have assumed for purposes of this opinion letter that each natural person signing any document reviewed by us had the legal capacity to do so, and that each party to the documents we have examined or relied upon (other than the Company) has the legal capacity and/or appropriate corporate authority, and has satisfied all legal requirements applicable to that party, to the extent necessary to make such documents enforceable against it.

We express no opinion as to the effect of (i) any bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally, or (ii) general principles of equity. Finally, we have not made an independent review of the laws of any state or jurisdiction other than the Commonwealth. Accordingly, we express no opinion as to the laws of any state or jurisdiction other than the Commonwealth, including any federal laws, rules or regulations of the United States of America.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.	The Company is a corporation validly existing and in good standing under the laws of the Commonwealth.

2.	The Company has the corporate power to execute, deliver and perform its obligations under the Opinion Documents.

3.	The Company has taken the corporate action necessary to duly authorize the execution, delivery and performance of its obligations under the Opinion Documents.

4.	Each of the Indentures has been duly executed and delivered by the Company.

5.	The execution and delivery of the Opinion Documents by the Company and the performance by the Company of its obligations thereunder do not violate the Company’s Articles or its By-Laws.

The opinions expressed herein are qualified in the following respects:

1.	The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

2.	We express no opinion as to the validity of the existence of the Guarantors, nor of the power or authority of the Guarantors to enter into or perform their obligations under the Opinion Documents.

3.	We express no opinion as to the enforceability of the documents described herein, or any provision contained within any such document.

4.	We express no opinion as to compliance by any party, person or entity with any state blue sky laws or with antifraud or other provisions of any federal or state securities laws.

5.	The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

This opinion letter is rendered to you in connection with the Exchange Offers.

The opinions expressed in this letter are provided as legal opinions only and not as guaranties or warranties of the matters discussed herein. Subject to the qualifications, limitations, exceptions, restrictions and assumptions set forth herein, this opinion letter is furnished to you and may be relied upon by Shearman & Sterling LLP for purposes of its opinion to you dated the date hereof and filed as Exhibit 5.1. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Dinsmore & Shohl LLP

DINSMORE & SHOHL LLP

4